Exhibit 10.8


            SECOND AMENDMENT TO SECURED LINE OF CREDIT NOTE


     THIS SECOND AMENDMENT is made as of the 10th day of February, 1998 between MALCOLM G. CHACE, an individual with an office at 731 Hospital Trust Building, Providence, Rhode Island 02903 ("Lender"), and ACCESS SOLUTIONS INTERNATIONAL, INC., a Delaware corporation, having an address at 650 Ten Rod Road, North Kingstown, Rhode Island 02852 ("Borrower").


                 W I T N E S S E T H     T H A T:


     WHEREAS, Borrower has executed and delivered to Lender a certain Secured Line of Credit Note dated December 30, 1997, in the principal amount of Two Hundred Thousand Dollars ($200,000) ("Note"); and

     WHEREAS, Borrower has executed and delivered to Lender a First Amendment to Secured Line of Credit Note dated as of January 27, 1998, pursuant to which principal amount of the Note was increased to $290,000, and the maturity date for repayment was extended; and

     WHEREAS, the parties desire to further amend the Note in the manner hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. The maximum principal amount under the Note is being increased from $290,000 to $330,000. Therefore, all references to "Two Hundred Ninety Thousand Dollars" and/or "$290,000" shall be deleted and replaced with "Three Hundred Thirty Thousand Dollars" and/or "$330,000", as appropriate.

     2. All references in the Note to that certain Loan Agreement shall be deemed to refer to such agreement as amended by documents executed as of even date herewith.

     3. All references in the Note to the Security Agreement shall be deemed to refer to such agreement as amended by documents executed as of even date herewith, and all references in the Security Agreement to the Note shall be deemed to include this amendment to the Note and any other amendments which may be executed in connection herewith.

     4. Except as modified and amended hereby, the Note shall remain in full force and effect and is in all other respects ratified and confirmed.

     5. This Amendment is intended to take effect as a sealed instrument and shall be construed in accordance with and governed by the laws of the State of Rhode Island.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year indicated above.

WITNESSES:                                 LENDER:


/s/ Michael Prescott                       /s/ Malcolm G. Chace
-------------------------------            ---------------------------------
    Michael Prescott                           Malcolm G. Chace





                                           BORROWER:

                                           ACCESS SOLUTIONS INTERNATIONAL, INC.


/s/ Michael Prescott
-------------------------------            BY: /s/ Robert H. Stone
    Michael Prescott                          ----------------------------------
                                                   Robert H. Stone
                                                   President and CEO